                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-54350



                              GILEAD SCIENCES, INC.

                          $250,000,000 PRINCIPAL AMOUNT
             5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                            ------------------------

       This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

       SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                            ------------------------

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------



                                       1.

       The table and related notes, and the paragraph immediately following the table and related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table and related notes, and the following paragraph immediately following the table and related notes:


                                                                                                 PRINCIPAL
                                                     PRINCIPAL                                   AMOUNT OF       COMMON
                                                     AMOUNT OF                                     NOTES         STOCK
                                                       NOTES         COMMON                        OWNED         OWNED
                                                    BENEFICIALLY     STOCK           COMMON        AFTER         AFTER
                                                     OWNED AND    BENEFICIALLY       STOCK       COMPLETION    COMPLETION
NAME                                                 OFFERED(1)      OWNED(2)        OFFERED    OF OFFERING   OF OFFERING
---------------------------------------------       ------------   ------------      -------    ------------  -------------
1976 Distribution Trust FBO A.R. Lander/
     Zinterhofer                                           14,000          284           284             0             0
1976 Distribution Trust FBO Jane A. Lander                 14,000          284           284             0             0
AAM/Zazove Institutional Income Fund, L.P.
     (BS)                                               1,000,000       20,356        20,356             0             0
AFTRA Health Fund                                          75,000        1,526         1,526             0             0
Alexandra Global Investment Fund 1, Ltd.                2,500,000       50,890        50,890             0             0
American Motorist Insurance Company                       489,000        9,954         9,954             0             0
Arapahoe County Colorado                                   48,000          977           977             0             0
Argent Classic Convertible Arbitrage Fund
     (Bermuda) Ltd.                                     7,000,000      142,493       142,493             0             0
Argent Convertible Arbitrage Fund Ltd.                  4,000,000       81,424        81,424             0             0
BP Amoco PLC, Master Trust                              1,072,000       21,821        21,821             0             0
British Virgin Islands Social Security Board               36,000          732           732             0             0
Brown & Williamson Tobacco Retirement Trust                25,000          508           508             0             0
Century National Insurance Company                        500,000       10,178        10,178             0             0
City of New Orleans                                       201,000        4,091         4,091             0             0
Deutsche Banc Alex Brown Inc                           19,125,000      389,312       389,312             0             0
Employee Benefit Convertible Securities Fund
   (Custodian DTC #955 Bank of America
   Personal Trust)                                        225,000        4,580         4,580             0             0
FIST Convertible Securities Fund                        3,000,000       61,068        61,068             0             0
First Union Securities Inc.                             2,000,000       40,712        40,712             0             0
Forest Alternative Strategies Fund II L.P. ASM             25,000          508           508             0             0
Forest Global Convertible Fund A-5                      1,755,000       35,725        35,725             0             0
HFR Master Fund Ltd.                                      120,000        2,442         2,442             0             0
Hotel Union & Hotel Industry of Hawaii                    373,000        7,592         7,592             0             0
ITG, Inc.                                                 100,000        2,035         2,035             0             0
Jefferies & Company Inc.                                    8,000          162           162             0             0
JMG Capital Partners, LP                                3,500,000       71,246        71,246             0             0
JMG Triton Offshore Fund Ltd.                           3,500,000       71,246        71,246             0             0
J.P. Morgan Securities, Inc.                           16,299,000      331,786       331,786             0             0
KBC Financial Products USA                              2,500,000       50,890        50,890             0             0
Lehman Brothers Inc.                                   20,000,000      407,124       407,124             0             0
Lipper Convertibles L.P.                                1,000,000       20,356        20,356             0             0
LLT Limited                                               100,000        2,035         2,035             0             0
Local Initiatives Support Corporation                      46,000          936           936             0             0
Mainstay Convertible Fund                               1,400,000       28,498        28,498             0             0
Mainstay VP Convertible Portfolio                         350,000        7,124         7,124             0             0
Merrill Lynch Insurance Group                             246,000        5,007         5,007             0             0
Merrill Lynch Investment Managers -
     Quantitative Advisors                              3,000,000       61,068        61,068             0             0
Morgan Stanley & Co.                                    2,000,000       40,712        40,712             0             0
Nabisco Holdings                                           29,000          590           590             0             0
National Union Fire Insurance Company of
     Pittsburgh                                         1,500,000       30,534        30,534             0             0
Nations Convertible Securities Fund
   (Custodian DTC #901 Bank of New York)                6,200,000      126,208       126,208             0             0
New Orleans Firefighters Pension/Relief Fund              106,000        2,157         2,157             0             0


                                       2.

                                                                                                 PRINCIPAL
                                                     PRINCIPAL                                   AMOUNT OF       COMMON
                                                     AMOUNT OF                                     NOTES         STOCK
                                                       NOTES         COMMON                        OWNED         OWNED
                                                    BENEFICIALLY     STOCK           COMMON        AFTER         AFTER
                                                     OWNED AND    BENEFICIALLY       STOCK       COMPLETION    COMPLETION
NAME                                                 OFFERED(1)      OWNED(2)        OFFERED    OF OFFERING   OF OFFERING
---------------------------------------------       ------------   ------------      -------    ------------  -------------
New York Life Insurance and Annuity
     Corporation                                        1,000,000       20,356        20,356             0             0
New York Life Insurance Company                         9,000,000      183,206       183,206             0             0
New York Life Separate Account #7                         150,000        3,053         3,053             0             0
Occidental Petroleum Corporation                          194,000        3,949         3,949             0             0
Oppenheimer Convertible Securities Fund                 5,000,000      101,781       101,781             0             0
Pacific Life Insurance Company                          1,000,000       20,356        20,356             0             0
Parker-Hannifin Corporation                                37,000          753           753             0             0
Pro-Mutual                                                685,000       13,944        13,944             0             0
Putnam Asset Allocation Funds-Balanced
    Portfolio                                             150,000        3,053         3,053             0             0
Putnam Asset Allocation Funds-Conservative
    Portfolio                                              89,000        1,811         1,811             0             0
Putnam Convertible Income-Growth Trust                  2,000,000       40,712        40,712             0             0
Putnam Convertible Opportunities and Income
    Trust                                                  49,000          997           997             0             0
Putnam High Income Convertible and Bond Fund              300,000        6,106         6,106             0             0
Raytheon Master Pension Trust                             529,000       10,768        10,768             0             0
RBC Capital Services, Inc. c/o Forest
     Investment Mngt., L.L.C.                              20,000          407           407             0             0
RJR Reynolds                                               92,000        1,872         1,872             0             0
Robertson Stephens                                      6,000,000      122,137       122,137             0             0
R(2) Investments, LDC                                  25,000,000      508,905       508,905             0             0
San Diego County Employees Retirement
    Association                                         2,500,000         50,890      50,890             0             0
SG Cowen Securities Corporation                         2,000,000         40,712      40,712             0             0
Shell Pension Trust                                       428,000          8,712       8,712             0             0
Smithfield Trust Company                                   10,000            203         203             0             0
State of Maryland Retirement System                     2,509,000         51,073      51,073             0             0
Teachers Insurance and Annuity Association              3,500,000         71,246      71,246             0             0
The City University of New York                           119,000          2,422       2,422             0             0
The Grable Foundation                                      91,000          1,852       1,852             0             0
The Grady Hospital Foundation                             103,000          2,096       2,096             0             0
Tribeca Investment LLC                                  8,000,000        162,849     162,849             0             0
University of Rochester                                    19,000            386         386             0             0
Viacom Inc. Pension Plan Master Trust                      47,000            956         956             0             0
Zurich Master Hedge Fund c/o Forest
     Investment Mngt., L.L.C.                             100,000          2,035       2,035             0             0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

       With the exception of J.P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co., none of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. J.P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. were initial purchasers of the notes. The selling holders purchased the notes in private transactions on or after December 13, 2000.


            The date of this prospectus supplement is March 27, 2001.


                                       3.